
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from SEC Form
10QSB and is qualified in its entirety by reference to such financial statements. Individual data items on this schedule may not add up due to rounding.

Prior periods are shown to reflect reclassifications and adjustments to more accurately reflet the financial structure of the the Company and are explained in the footnotes herein.

</LEGEND>
<RESTATED>

<PERIOD-TYPE>                   9-MOS                   6-MOS                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997             DEC-31-1997             DEC-31-1997
<PERIOD-END>                               SEP-30-1997             JUN-30-1997             MAR-31-1997
<CASH>                                       5,733,111               2,549,765               7,490,316
<SECURITIES>                                         0                       0                       0
<RECEIVABLES>                                9,292,036               7,463,511              11,678,917
<ALLOWANCES>                               (1,573,820)             (2,364,963)             (4,280,731)
<INVENTORY>                                          0                       0                       0
<CURRENT-ASSETS>       <F1>                          0                       0                       0
<PP&E>                                       1,902,096               1,827,845               1,707,215
<DEPRECIATION>                             (1,273,310)             (1,233,474)             (1,189,709)
<TOTAL-ASSETS>                              34,395,517              65,432,831              42,981,848
<CURRENT-LIABILITIES>  <F1>                          0                       0                       0
<BONDS>                <F2>                  5,000,000               5,000,000               5,000,000
<PREFERRED-MANDATORY>                                0                       0                       0
<PREFERRED>                                  2,500,000               2,500,000               2,500,000
<COMMON>                                       219,343                 219,318                 219,318
<OTHER-SE>                                   7,323,386               6,718,329               9,464,726
<TOTAL-LIABILITY-AND-EQUITY>                34,395,517              65,432,831              42,981,848
<SALES>                <F3>                          0                       0                       0
<TOTAL-REVENUES>       <F4>                 14,768,389              10,363,435               8,657,761
<CGS>                                                0                       0                       0
<TOTAL-COSTS>                                        0                       0                       0
<OTHER-EXPENSES>                             6,687,738               3,968,104               1,852,627
<LOSS-PROVISION>                             4,000,000               4,000,000               2,500,000
<INTEREST-EXPENSE>     <F4>                  2,924,523               1,902,911               1,122,568
<INCOME-PRETAX>        <F5>                    987,379                 379,920               3,126,315
<INCOME-TAX>                                         0                       0                       0
<INCOME-CONTINUING>    <F5>                    987,379                 379,920               3,126,315
<DISCONTINUED>                                       0                       0                       0
<EXTRAORDINARY>                                      0                       0                       0
<CHANGES>                                            0                       0                       0
<NET-INCOME>           <F5>                    987,379                 379,920               3,126,315
<EPS-PRIMARY>                                      .20                     .08                     .65
<EPS-DILUTED>                                      .20                     .08                     .65


<F1>  Prior reporting included figures for current assets and liabilities.
      Prime Capital represents its assets and liabilities in an unclassified balance sheet; it does not differentiate between current and long term assets and liabilities.
<F2>  Prior reporting did not include subordinated debt of the Company; it is included herein.
<F3>  Prior reporting included financial contract activations as sales.  The definition for this line defines sales to be of tangible assets. Since financial contracts are not tangible assets, it has been omitted from current and prior reporting.
<F4>  Prior periods include reclassification of interest expense to revenue.
<F5>  Prior periods reflected net income before preferred dividends and have been restated to reflect net income after preferred dividends.


